EMPLOYEE AGREEMENT



To:  Ms. Patricia L. Murphy                                 As of April 26, 1996


         The undersigned, PLC Systems Inc., a British Columbia corporation, which together with its wholly-owned subsidiary, PLC Medical Systems, Inc., a Delaware corporation, as well as its successors and assigns (hereinafter collectively referred to as the "Company"), hereby agree with you as follows:

         l.       Employment Following Change in Control.

                  1.1 Your employment with the Company may be terminated at any time, except that in the event of a "Change of Control" as defined herein, you will have the right to the payments described herein.

                  1.2 For purposes of this Agreement, the term "Cause" shall mean (a) gross negligence in the performance of assigned duties; (b) refusal to perform or discharge the duties or responsibilities assigned by the Board of Directors of PLC Systems Inc. or PLC Medical Systems, Inc. provided the same are not illegal, unethical or inconsistent with the position of Chief Financial Officer of a corporation and the failure to correct such refusal and perform such duties or responsibilities within two weeks (14 calendar days) after written notice of such failure; (c) conviction of a felony involving moral turpitude; (d) willful or prolonged absence from work not excused by disability; and (e) falseness of any warranty or representation by you herein or the breach of your obligations under this Agreement to the material detriment of the Company.

                  1.3 In the event of the Involuntary Termination of your employment with the Company during the one-year period, the Company hereby agrees to make payments to you as described in Section 2. In this regard, the phrase "Involuntary Termination" shall mean any termination of your employment by the Company other than for "Cause" following a "Change of Control," as defined in Section 2, or any termination of your employment following a "Change in Control" by you following a "Change in Control" as defined in Section 2 due to any of the following circumstances: (a) a reduction in your Base Salary or Company-paid benefits, (b) a reduction in your eligibility for any Company bonus or other benefit program, (c) a material or substantial change in your title, position, authority or duties, or (d) a change of your principal place of employment from Milford, Massachusetts to another location beyond 25 miles of Milford, Massachusetts.

                  1.4 At any time prior to a Change in Control, upon not less than seven (7) calendar days written notice, your employment with the Company may be terminated without

"Cause", provided that the Company shall be obligated to pay you, as severance pay, an amount equal to twelve (12) months of your then current annual base salary plus any sums then due to you, less (i) applicable taxes and other required withholdings, and (ii) any amount you may owe to the Company. Subject to Section 2, payments under this Section 1.4 shall not be due or payable if you are terminated at any time for "Cause" or if you voluntarily resign from your employment. It is also understood and agreed that the severance amount will be paid to you in accordance with the standard Company payroll procedures and that should you obtain employment from another source prior to the receipt of the entire severance amount, the unpaid amount shall be forfeited by you.

         2.       Change in Control.

         (a) For purposes of this Agreement, "Change in Control" means and shall be deemed to occur if any of the following occurs:

                  (i) The acquisition, after September 30, 1994, by an individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act")] of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the outstanding shares of common stock, no par value per share, of the Company (the "Common Stock"), or (B) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or (ii) Individuals who, on September 30, 1994, constituted the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to September 30, 1994 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or (iii) Approval by the Board of Directors or the shareholders of the Company of a (A) tender offer to acquire any of the Common Stock or Voting Securities,
         (B) reorganization, (C) merger or (D) consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more than 80% of the then outstanding common stock and Voting Securities (entitled to vote generally in the election of directors) of the Company resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or (iv) Approval by the Board of Directors or the shareholders of the Company of (A) a complete or substantial liquidation or dissolution of the Company, or (B) the sale or other disposition of all or substantially all of the assets of the Company, excluding a reorganization of the Corporation under the corporate laws of a state or province other than British Columbia.

         (b) In the event of your actual termination of employment contemporaneous with or during the one-year period following a Change in Control, except (x) because of your death, (y) by the Company for Cause or Disability (as hereinafter defined) or (z) by you other than for Good Reason (as hereinafter defined): (i) you shall be entitled to receive an amount equal to 100% of your current fiscal year's total compensation (base salary, benefits and any bonuses paid to you during the preceding twelve (12) months) to be paid in accordance with the terms of this Agreement; and (ii) the following additional provisions shall apply (which provisions shall supersede any other provisions of the Agreement, including but not limited to Section 1 of the Agreement, to the extent such provisions are inconsistent with the following provisions):

                  (1) Disability. For purposes of this Section 2(b), termination by the Company of your employment based on "Disability" shall mean termination because of your absence from your duties with the Company for one hundred eighty
(180) consecutive days as a result of your incapacity and inability to perform the essential functions of your position with reasonable accommodation, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given to you following such absence, you shall have returned to the performance of the essential functions of your position with reasonable accommodation.

                  (2) Cause. For purposes of this Section 2, termination by the Company of your employment for "Cause" shall mean termination for "Cause" as defined in Section 1.2.


                  (3) Good Reason. Termination by you of your employment for "Good Reason" shall mean termination based on:

                           (A)  a  determination  by  you,  in  your  reasonable
judgment, that there has been a material adverse change in your status or position(s) as an executive officer of the Company as in effect immediately prior to the Change in Control, including, without limitation, a material adverse change in your status or position as a result of a diminution in your duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to you of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of you from, or any failure to reappoint or reelect you to, such position(s) (except in connection with the termination of your employment for Cause or Disability or as a result of your death or by you other than for Good Reason);

                           (B) a reduction by the Company in your Base Salary as
in effect immediately prior to the Change in Control;

                           (C) the  failure by the Company to continue in effect
any Plan (as hereinafter defined) in which you are participating at the time of the Change in Control of the Company (or Plans providing you with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect your continued participation in any of such Plans on at least as favorable a basis to you as is the case on the date of the Change in Control or which would materially reduce your benefits in the future under any of such Plans or deprive you of any material benefit enjoyed by you at the time of the Change in Control;

                           (D) the  failure by the Company to provide and credit
you with the number of paid vacation days to which you are then entitled in accordance with the Company's normal vacation policy as in effect immediately prior to the Change in Control;

                           (E) the  Company's  requiring  you to be based at any
office that is greater than twenty-five miles from where your office is located immediately prior to the Change in Control except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which you undertook on behalf of the Company prior to the Change in Control;

                           (F) the  failure by the  Company  to obtain  from any
Successor (as hereinafter defined) the assent to this Agreement  contemplated by
Section 2(b)(7) hereof;

                           (G) any purported  termination by the Company of your
employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 2(b)(4) below (and, if applicable, Section 2(b)(2) above); and for purposes of this Agreement, no such purported termination shall be effective; or

                           (H) any  refusal by the  Company to continue to allow
you to attend to matters or engage in activities not directly related to the business of the Company which, prior to the Change in Control, you were permitted by the Board to attend to or engage in.

         For purposes of this Agreement, "Plan" shall mean any compensation plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees.

                  (4) Notice of Termination. Any purported termination by the Company or by you following a Change in Control shall be communicated by written notice to the other party hereto which indicates the specific termination provision in this Agreement relied upon (the "Notice of Termination").

                  (5) Date of Termination. "Date of Termination" following a Change in Control shall mean (A) if your employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the performance of the essential functions of your position with reasonable accommodation during such thirty (30) day period),
(B) if your employment is to be terminated by the Company for any reason other than death or Disability or by you pursuant to Sections 2(b)(3)(F) or 2(b)(7) hereof or for any other Good Reason, the date specified in the Notice of Termination, or (C) if your employment is terminated on account of your death, the day after your death. In the case of termination of your employment by the Company for Cause pursuant to Subsection 2(b)(2) hereof, if you have not previously expressly agreed in writing to the termination, then within thirty
(30) days after receipt by you of the Notice of Termination with respect thereto, you may notify the Company that a dispute exists concerning the Termination, in which event the Date of Termination shall be the date set either by mutual written agreement of the parties or by such court having the matter before it. During the pendency of any such dispute, the Company will continue to pay you your full compensation in effect just prior to the time the Notice of Termination is given and until the dispute is resolved. However, if such court issues a final and non-appealable order finding that the Company had Cause to terminate you, then you must return all compensation paid to you after the Date of Termination specified in the Notice of Termination previously received by you.

    (6) Compensation Upon Termination or During Disability; Other Agreements.

                  (A) During any period following a Change in Control of the Company that you fail to perform your duties as a result of incapacity due to physical or mental illness, you shall continue to receive your Base Salary at the rate then in effect and any benefits or awards under any Plan shall continue to accrue during such period, to the extent not inconsistent with such Plans, until and unless your employment is terminated pursuant to and in accordance with this Section 2(b). Thereafter, your benefits shall be determined in accordance with the Plans then in effect.

                  (B) If your employment is terminated for Cause following a Change in Control of the Company, the Company shall pay to you your Base Salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards (including both the cash and stock components) which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to you. Thereupon the Company shall have no further obligations to you under this Agreement.

                  (7)      Successors, Binding Agreement.

                  (A) The Company  will seek,  by written  request at least five
(5) business days prior to the time a Person becomes a Successor (as hereinafter defined), to have such Person, by agreement in form and substance satisfactory to you, assent to the fulfillment of the Company's obligations under this Agreement. Failure of such Person to furnish such assent by the later of (i) three (3) business days prior to the time such Person becomes a Successor or
(ii) two (2) business days after such Person receives a written request to so assent shall constitute Good Reason for termination by you of your employment if a Change in Control of the Company occurs or has occurred. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's securities eligible to vote for the election of directors, or otherwise.

                  (B) This Agreement shall inure to the benefit of and be enforceable by your personal legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if no such designee exists, to your estate.

                  (C) For purposes of this Section 2, the "Company" shall include any subsidiaries of the Company and any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist; provided, however, for purposes of determining whether a Change in Control has occurred herein, the term "Company" shall refer to PLC Systems Inc. or its Successor(s).

                  (8)      Fees and Expenses; Mitigation.

                           (A) The  Company  shall  reimburse  you, on a current
basis, for all reasonable legal fees and related expenses incurred by you in connection with the Agreement following a Change in Control of the Company, including without limitation, (i) all such fees and expenses, if any, incurred in contesting or disputing any termination of your employment or (ii) your seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not your claim is upheld by a court of competent jurisdiction; provided, however, you shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by you was frivolous or advanced by you in bad faith.

                           (B) You shall not be required to mitigate  the amount
of any payment the Company becomes obligated to make to you in connection with this Agreement, by seeking other employment or otherwise.

                  (9) Taxes. All payments to be made to you under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

         (d) Notwithstanding any other provision of this Agreement, in the event that any payment of benefit received or to be received by you as a result of or in connection with a Change in Control, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (all such payment and benefits being hereinafter called the "Total Payments") would subject you to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue

Code of 1986, as amended (the "Code"), then, to the extent necessary to eliminate any such imposition of the Excise Tax (after taking into account any reduction in the Total Payments in accordance with the provisions of any other plan, arrangement or agreement, if any), (a) any non-cash severance payments otherwise payable to you shall first be reduced (if necessary, to zero), and (b) any cash severance payment otherwise payable to you shall next be reduced. For purposes of the immediately preceding sentence, (i) no portion of the Total Payments, the receipt or enjoyment of which you shall have effectively waived in writing, shall be taken into account, (ii) no portion of the Total Payment shall be taken into account which in the opinion of nationally-recognized tax counsel or certified public accountants (in each case as selected by you) does not constitute a "parachute payment" within the meaning of Section 280G of the Code, including, without limitation, by reason of Section 280G(b)(2) or (b)(4)(A) of the Code, (iii) any payments to you shall be reduced only to the extent necessary so that the Total Payments [other than those referred to in clauses
(i) and (ii)] in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel or the accountants referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by such accountants in accordance with the requirements of section 280G(d)(3) and (4) of the Code (and such determination shall be reviewed by such tax counsel).

         3.       Post-Employment Activities.

                  3.1 For a period of one (1) year after the termination or expiration, for any reason, of your employment with the Company hereunder, absent the Company's prior written approval, you will not directly or indirectly engage in activities similar or reasonably related to those in which you shall have engaged hereunder during the two years immediately preceding termination or expiration for, nor render services similar or reasonably related to those which you shall have rendered hereunder during such two years to, any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly compete with) the Company ("Direct Competitor") in any line of business engaged in or under development by the Company. Nor shall you entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of this
Section 3. As used in this Section 3.1, the term "any line of business engaged in or under development by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation.

                  3.2 For a period of one (1) year after the termination of your employment with the Company, the provisions of Section 3.1 shall be applicable to you and you shall comply there with. As applied to such one (1) year post-employment period, the term "any other line of business engaged in or under development by the Company," as used in Section 3.1, shall be applied as at the date of termination of your employment with the Company or, if later, as at the date of termination of any post-employment consultation with the Company.

                  3.3 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consultation) so long as you do not thereby violate any term of the Proprietary Information and Inventions Agreement.

         4. Remedies. Your obligations under the provisions of Section 3 of this Agreement (as modified by Section 6, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of Section 3 would be inadequate and you therefore agree that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach.

         5. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law.

         6. Interpretation. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any provision shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         7. Notices. Any notice which the Company is required to or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any notice under this Section 7 shall be deemed to be the date of delivery thereof.

         8. Waivers. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         9. Complete Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors. Unless in direct contradiction with the provisions of this Agreement, all confidentiality and intellectual property agreements between the Company and you are hereby ratified and confirmed in all respects.

         10. Headings. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

         11. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

         12. Governing Law. This Agreement shall be governed by and construed under Massachusetts law.

         13. Arbitration of Disputes. Subject to the rights of the parties to seek injunctive relief as described herein, any controversy or claim arising out of, or relating to, any provision of this Agreement shall be settled by binding arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by you, and the third arbitrator who shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators, which shall be as provided in this Section. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and shall not be appealable. The prevailing party in such arbitration proceeding shall be entitled to reimbursement by the other party of all reasonable legal fees and other costs incurred by the prevailing party in connection with such proceeding, including any legal fees and costs incurred in connection with the enforcement of any award.

         14. Advice of Separate Counsel. The Company's counsel, O'Connor, Broude & Aronson, has prepared this document on behalf of the Company. You acknowledge that you have been advised to review this Agreement with your own legal counsel and other advisors of your choosing and that prior to entering into this Agreement, you have had the opportunity to review this Agreement with your attorney and other advisors and have not asked (or relied upon) O'Connor, Broude & Aronson to represent you in this matter.

         If you are in agreement with the foregoing, please sign your name below, whereupon this Agreement shall become binding in accordance with its terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

                                              Very truly yours,

                                              PLC SYSTEMS INC.



                                              By:   /s/ M. Lee Hibbs
                                                 ------------------------------
                                                    M. Lee Hibbs, President
Accepted and Agreed:


/s/ Patricia L. Murphy
- - ----------------------------------
Patricia L. Murphy